UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Calliditas Therapeutics AB

(Exact name of registrant as specified in its charter)

Sweden	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Kungsbron 1, C8 Stockholm, Sweden	SE-111 22
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common shares, quota value SEK 0.04 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which the form relates:

333-238244

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Calliditas Therapeutics AB (the “Registrant”) hereby incorporates by reference (a) the description of its common shares, quota value SEK 0.04 per share, contained under the heading “Description of Share Capital and Articles of Association”, (b) the description of its American Depositary Shares, each representing two common shares, quota value SEK 0.04 per share, contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the heading “Material Income Tax Considerations”, in each case, in the Company’s Registration Statement on Form F-1 (333-238244), as originally filed with the Securities and Exchange Commission on May 14, 2020, as amended from time to time (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CALLIDITAS THERAPEUTICS AB

Date: June 2, 2020	By:	/s/ Renée Aguiar-Lucander
Renée Aguiar-Lucander
Chief Executive Officer